UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 25, 2009

COMPUTER SCIENCES CORPORATION
(Exact name of Registrant as specified in its charter)

Nevada	1-4850	95-2043126
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3170 Fairview Park Drive	22042
Falls Church, Virginia	(Zip Code)
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code (703) 876-1000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01    Regulation FD Disclosure

On November 25, 2009, Computer Sciences Corporation issued a press release announcing that it has signed a ten-and-a-half year master service agreement with Zurich Financial Services Group for data center and information technology (IT) infrastructure managed services. The press release is set forth below.

The information included in this Current Report on Form 8-K is incorporated by reference into this Item 7.01 in satisfaction of the public disclosure requirements of Regulation FD.  This information is "furnished" and not "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Securities Exchange Act of 1934 or the Securities Act of 1933 only if and to the extent such subsequent filing specifically references the information incorporated by reference herein.

ZURICH FINANCIAL SERVICES GROUP AND CSC SIGN NEW IT SERVICES CONTRACT IN EUROPE AND NORTH AMERICA

ZURICH, Switzerland, and FALLS CHURCH, Va., Nov. 25 – CSC (NYSE: CSC) announced today that it has signed a ten-and-a-half year master service agreement with Zurich Financial Services Group (Zurich) for data center and information technology (IT) infrastructure managed services. The master service agreement provides the framework for country specific agreements to be subsequently entered into by the local entities of each party. The master service agreement will become effective upon the signing of the first country specific agreement.  The contract covers global data center centralization and server virtualization and is designed to transform Zurich’s existing data center environment into a fully modernized, flexible and highly virtualized operation.

The potential total contract value is estimated to be up to $2.9 billion assuming the successful negotiation of all anticipated country specific agreements and the provision of the full scope of services in all the planned countries over the initial ten-and-a-half year term.  Services are expected to commence under the master service agreement and one or more country specific agreements in the first half of 2010. All of the agreements are subject to regulatory and other approvals and notifications, including consultation of relevant workers councils.
Under the terms of the agreement, depending on the country specific agreements entered into, up to approximately 1,000 Zurich employees will potentially transition to CSC during the first half of 2010.

The relationship between Zurich and CSC began in July 2004 when the companies signed a seven-year, $1.3 billion applications outsourcing contract. In 2008, the scope of work expanded to include desktop services in Europe and North America.

All statements in this press release and in all future press releases that do not directly and exclusively relate to historical facts constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements represent the company’s intentions, plans, expectations and beliefs, and are subject to risks, uncertainties and other factors, many of which are outside the company’s control. These factors could cause actual results to differ materially from such forward-looking statements. For a written description of these factors, see the section titled “Risk Factors” in CSC’s Form 10-K for the fiscal year ended April 3, 2009 and any updating information in subsequent SEC filings.  The company disclaims any intention or obligation to update these forward-looking statements whether as a result of subsequent event or otherwise, except as required by law.

About CSC

CSC is a global leader in providing technology-enabled solutions and services through three primary lines of business. These include Business Solutions and Services, the Managed Services Sector and the North American Public Sector. CSC's advanced capabilities include systems design and integration, information technology and business process outsourcing, applications software development, Web and application hosting, mission support and management consulting. Headquartered in Falls Church, Va., CSC has approximately 92,000 employees and reported revenue of $16.0 billion for the 12 months ended October 2, 2009. For more information, visit the company's Web site at www.csc.com

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

COMPUTER SCIENCES CORPORATION

Dated: November 25, 2009                                                                                                By: /s/ M. Louise Turilli
         M. Louise Turilli
         Vice President, Deputy General Counsel and Assistant Secretary